    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cabot Oil & Gas Corporation Savings Investment Plan
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-123166, 333-135365 and 333-195642) of Cabot Oil & Gas Corporation of our report dated June 29, 2021, relating to the financial statements and supplemental schedules of the Cabot Oil & Gas Corporation Savings Investment Plan as of December 31, 2020 and 2019 and for the year ended December 31, 2020, which appear in this Form 11-K/A for the year ended December 31, 2020.

/s/ BDO USA, LLP
Houston, Texas
June 29, 2021